EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended January 29, 2016

Current Month				Rolling Performance				Rolling Risk Metrics* (February 2011 – January 2016)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.1%	4.2%	4.2%	-11.2%	-2.6%	-5.1%	0.3%	-5.1%	10.4%	-28.7%	-0.5	-0.6
B**	-0.1%	4.2%	4.2%	-11.8%	-3.2%	-5.7%	-0.4%	-5.7%	10.4%	-30.8%	-0.5	-0.7
Legacy 1***	-0.1%	4.2%	4.2%	-9.3%	-0.7%	-3.1%	N/A	-3.1%	10.3%	-23.7%	-0.3	-0.4
Legacy 2***	-0.1%	4.2%	4.2%	-9.5%	-0.8%	-3.4%	N/A	-3.4%	10.3%	-24.4%	-0.3	-0.4
Global 1***	-0.1%	4.3%	4.3%	-9.3%	-0.3%	-2.7%	N/A	-2.7%	10.1%	-21.9%	-0.2	-0.4
Global 2***	-0.1%	4.3%	4.3%	-9.5%	-0.5%	-2.9%	N/A	-2.9%	10.1%	-22.4%	-0.2	-0.4
Global 3***	-0.1%	4.2%	4.2%	-11.0%	-2.1%	-4.5%	N/A	-4.5%	10.2%	-26.2%	-0.4	-0.6

S&P 500 Total Return Index****	1.8%	-5.0%	-5.0%	-0.7%	11.3%	10.9%	6.5%	10.9%	12.0%	-16.3%	0.9	1.5
Barclays Capital U.S. Long Gov Index****	1.3%	5.0%	5.0%	-4.3%	5.4%	9.2%	7.3%	9.2%	11.4%	-15.5%	0.8	1.5

*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	30%					30%
Energy	16%	Short	Crude Oil	4.7%	Short	16%	Short	Crude Oil	4.7%	Short
			Brent Crude Oil	3.9%	Short			Brent Crude Oil	4.0%	Short
Grains/Foods	7%	Short	Soybean Meal	1.3%	Short	7%	Short	Soybean Meal	1.3%	Short
			Coffee	0.9%	Short			Coffee	0.9%	Short
Metals	7%	Short	Copper	1.5%	Short	7%	Short	Copper	1.5%	Short
			Gold	1.5%	Short			Gold	1.5%	Short
FINANCIALS	70%					70%
Currencies	27%	Long $	Euro	4.9%	Short	27%	Long $	Euro	5.0%	Short
			British Pound	4.4%	Short			British Pound	4.5%	Short
Equities	14%	Short	Russell 2000	2.1%	Short	14%	Short	Russell 2000	2.0%	Short
			DJ Eurostoxx 50 Index	1.6%	Long			DJ Eurostoxx 50 Index	1.4%	Long
Fixed Income	29%	Long	Bunds	4.4%	Long	29%	Long	Bunds	4.5%	Long
			U.S. 10-Year Treasury Notes	3.2%	Long			U.S. 10-Year Treasury Notes	3.2%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Prices in the crude oil markets rose over 4% following rumors OPEC was negotiating an agreement to cut global production.  Natural gas markets also moved higher, driven by a larger-than-expected reduction of domestic supplies.

Grains/Foods
Grains market finished modestly higher on concerns about South American production.  Sugar markets fell nearly 8% because of weak demand and heavy selling by large commodity funds.  Cocoa markets declined to multi-month lows due to improved forecast for the Ivory Coast's crop output.

Metals
Gold markets rallied on increased demand for safe-haven assets and beliefs the Federal Reserve may need to continue to delay raising interest rates due to downturns in the U.S. equity markets.  Base metals markets moved higher due to forecasts for further stimulus in China which will, in turn, improve demand for industrial materials.

Currencies	The Japanese yen fell sharply versus global counterparts after the Bank of Japan announced new stimulus initiatives. The Canadian dollar moved higher because of strength in the energy markets.
Equities
U.S. and Asian equity markets overcame sharp intraweek declines to finish higher due to a rally spurred by optimism caused by the new Japanese stimulus efforts.  Equity markets were also driven higher by bullish fourth quarter U.S. growth data.

Fixed Income
U.S. Treasury markets moved sharply higher after the Bank of Japan’s announcement.  Investors also drove debt prices higher as they believed recent volatility in the global economy coupled with aggressive stimulus efforts abroad would delay the next U.S. interest rate hike.  German Bund markets rallied due to increased demand for safe-haven assets amid downturns in the European equity markets.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index: Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.  Investors cannot directly invest in an index and unmanaged index returns do not reflect any fees, expenses or sales charges.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.